Exhibit to Question 77E on Form N-SAR


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re             :                           Chapter 11 Case
No.
             :
LEHMAN BROTHERS HOLDINGS INC., et al.,       : 08-13555 (JMP)
             :
      Debtors.        :                        (Jointly Administered)
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LEHMAN BROTHERS SPECIAL FINANCING INC. :
             :
      Plaintiff,        :

-against-            :
             :
METROPOLITAN WEST ASSET MANAGEMENT,  :
LLC, and METROPOLITAN WEST LOW       : Adversary Proceeding
DURATION BOND FUND          : No.: 09-01233-jmp

      Defendant.


 STIPULATION OF DISMISSAL OF LAWSUIT WITH PREJUDICE

TO THE HONORABLE JAMES M. PECK
UNITED STATES BANKRUPTCY JUDGE:

  Plaintiff Lehman Brothers Special Financing Inc.
("Plaintiff") and Defendants Metropolitan West Asset Management,
LLC and Metropolitan West Low Duration Bond Fund (the
"Defendants") have settled this lawsuit, and the parties hereby stipulate and agree as follows:

1. The above-captioned litigation shall be dismissed, with prejudice.

2. Each party shall bear its own costs, expenses, and attorney's fees incurred with respect to this action.


Dated: January 29, 2010
      New York, New York

/s/ David R. Fertig

Richard A. Rothman, Esq.
Lori R. Fife
David R. Fertig, Esq.
Robert J. Lemons, Esq.
WEIL GOTSHAL & MANGES, LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Plaintiff Lehman Brothers
Special Financing, Inc.



Dated: January 29, 2010
      New York, New York
/s/ John E. Jureller
Tracy L. Klestadt, Esq.
John E. Jureller, Esq.
KLESTADT & WINTERS LLP
292 Madison Avenue, 17th Floor
New York, New York 10017
Telephone: (212) 972-3000
Facsimile: (212) 972-2245

Attorneys for Metropolitan West Asset
Management, LLC and Metropolitan West
Low Duration Bond Fund




SO ORDERED:


Dated: New York, New York
      February 19, 2010
         s/ James M. Peck
UNITED STATES BANKRUPTCY JUDGE